                                 EXHIBIT 10(i)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS
                             EMPLOYMENT AGREEMENTS

   In 1994 Cyprus Amax entered into an Employment Agreement with Mr. Ward, Co-Chairman, President, and Chief Executive Officer, which follows.

   In November 1993 Cyprus Amax entered into an Employment Agreement with Mr. Born, Co-Chairman of the Board, which follows.

   In late 1993 Cyprus Amax entered into Employment Agreements in the form which follows with six (6) executive officers.

                                 EXHIBIT 10(i)

                          CYPRUS AMAX MINERALS COMPANY

                                   AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of this 10th day of February, 1994, by and between Cyprus Amax Minerals Company (the "Company"), a Delaware corporation, and Milton H. Ward ("Mr. Ward").

                                    Recitals

Whereas, Mr. Ward and the Company have extinguished their Employment Agreement dated as of May 14, 1992; and

Whereas, the Board of Directors of the Company has decided that it is desirable to retain for the Company the benefit of Mr. Ward's services as Chairman or Co-Chairman of the Board of Directors of the Company, and President and Chief Executive Officer of the Company and to contract with him regarding the same; and

Whereas, Mr. Ward desires to contract formally with the Company with respect to his employment as Chairman or Co-Chairman of the Board of Directors of the Company and as President and Chief Executive Officer of the Company;

Now, therefore, in consideration of the undertakings and the payments herein set forth, the Company and Mr. Ward mutually agree as follows:

1. Engagement. The Company hereby agrees to engage Mr. Ward as an employee of the Company to serve as Chairman of the Board of Directors of the Company until the earlier of November 15, 1995 or until Allen Born ceases to be Co-Chairman and thereafter to serve as Chairman and also to serve as President and Chief Executive Officer of the Company, and to continue his engagement as an employee during the term of employment set forth in Section 3 of this Agreement, and Mr. Ward hereby agrees to accept such employment upon the terms and conditions set forth herein.

2. Compensation. For all services rendered to the Company during the term of this Agreement, Mr. Ward shall receive a salary (the "Salary") at an annual rate not less than the higher of: (i) $825,000.00; or (ii) Mr. Ward's then current Base Salary. Such Salary shall be paid to Mr. Ward on the same dates and in the same increments as salaries are paid to other employees in accordance with established Company practices.

"Base Salary" as used in this Agreement shall mean, as of any date of determination, the annual rate of compensation being paid to Mr. Ward for services performed by Mr. Ward for the Company, excluding amounts payable to Mr. Ward or for his account under Company benefit plans or programs (including without limitation retirement, savings, vacation, life insurance, medical, dental and disability plans of programs) or under Company special compensation plans or programs (including without limitation bonus and stock option of stock grant plans of programs). Any increase in Base Salary shall become effective at such time as the Board of Directors in its sole discretion shall determine.

Mr. Ward shall be eligible to participate in each generally applicable Company benefit plan or program (including without limitation retirement, savings, vacation, life insurance, medical, dental and disability plans or programs; and in each Company special compensation plan or program (including without limitation bonus and stock option or stock grant plans of programs, to the extent provided by the terms and conditions of each plan or program. In particular, Mr. Ward's target cash bonus each year shall be 100 percent of his then current Base salary, to be based upon accomplishment of objectives to be agreed between Mr. Ward and the Board of Directors. Except as provided in
Section 3(B), nothing in this Agreement is intended to limit the discretion of the Company of the Board or the Board of Directors in administration of the special compensation plans of any future plans or programs.

3. Term. Unless terminated earlier pursuant to the terms of this Section 3, and except for provisions of this Agreement which by their terms survive termination of this Agreement, the term of this agreement shall be forty two months, terminating on August 1, 1997.

     A.   Termination.

          (i) Termination of Employment by Company for Breach of Covenant. Termination by Mr. Ward's Resignation, Retirement, Disability, or Death. Mr. Ward's employment and this Agreement may be terminated by the action of the Board of Directors of the Company upon 30 days' written notice specifying that the basis for termination is a breach of any of his covenants in Section 4 of this Agreement. In the event of termination of employment by the action of the Board of Directors of the Company for such breach, or in the event of Mr. Ward's
(a) resignation, (b) retirement (as defined in the Company's benefits plans or payroll practices), (c) death, or (d) disability (which shall be deemed to include only an incapacitating condition which in the Company's reasonable judgment will materially and adversely interfere with Mr. Ward's performance of his assigned duties for a period in excess of six months), then, as of the date of such termination for breach of covenant, resignation, retirement, death, or determination of disability, the Company shall no longer have any further obligation to pay the Salary otherwise required by Section 2 of this Agreement.

          (ii) Termination of Employment for Any Other Reason. Mr. Ward's employment and this Agreement may be terminated by action of the Board of Directors upon 30 days' written notice specifying that the basis for termination is any reason other than (a) resignation, (b) retirement, (c) death, (d) disability, or (e) termination for breach of covenant (all as defined in Section 3(A)(i) of this Agreement), which reasons may include without limitation the Board of Directors' choice of another executive to perform Mr. Ward's duties, or the reorganization of the Company or its management.

          (iii) No Other Rights of Termination. This Agreement can be terminated by the Company or the Board of Directors only as provided in Section 3(A)(i) and (ii) above.

     B. Benefits upon Termination. In the event Mr. Ward's employment is terminated by the Company due to death or disability (as defined in Section 3(A)(i); or by action of the Board of Directors pursuant to Section 3(A)(ii); or in the event that Mr. Ward chooses to terminate his employment within 30 days after any one or more of the following changes by the Company or the Board of Directors in his terms of employment: a reduction in base salary below $825,000.00, or an action of the Board of Directors pursuant to which Mr. Ward ceases to serve as Co-Chairman or Chairman of the Board, President and Chief Executive Officer:

          (i) The Company shall pay Mr. Ward, immediately upon termination of Mr. Ward's employment:

                 (a) a lump sum amount which shall be computed on the basis of the definition of actuarial equivalent specified in the Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company ("Retirement Plan"), equal to the additional retirement benefit that would have been received by Mr. Ward under the Retirement Plan, and

                 (b) the full benefit that would have been received under the Cyprus Amax Minerals Company Full Retirement Benefit Plan for Certain Salaried Employees, Cyprus Amax Minerals Company Restorative Benefits Plan for Salaried Employees, and Cyprus Amax Minerals Company 415 Limitation Plan for Salaried Employees, or such benefits under successor plans, if applicable, in each case calculated for all purposes as if Mr. Ward had remained in the employment of the Company until August 1, 1997 and as if Mr. Ward retired as of that date and elected to receive payment immediately upon termination. Such calculation of benefit shall be based on the higher of the average of the final five complete calendar years of Mr. Ward's compensation preceding termination or Mr. Ward's compensation for the calendar year preceding the year of termination, as the term "compensation" is defined in the applicable plans, plus in either case the value in each year of any and all restricted stock granted to Mr. Ward pursuant to Section 3(B), of the now ineffective Employment Agreement dated as of May 14, 1992 between Mr. Ward and Cyprus Minerals Company valued as of the date of vesting. For purposes of computing the additional benefit under the Full Retirement Benefit Plan, the additional Full Retirement Benefit Plan credited service computation will include the additional period of Benefit Service deemed to have been credited under the Retirement Plan for purposes of computing the additional benefits under the Retirement Plan.

          (ii) The Company shall also pay to Mr. Ward, immediately upon termination of Mr. Ward's employment, a cash payment equal to the amount of his then current Base Salary from the date of termination until August 1, 1997, plus a bonus payment both for the period prior to termination of employment in respect of which no bonus has yet been paid and for the period from the date of termination until August 1, 1997, calculated at the average of the annual bonus payments previously paid to him. Such payments shall be in lieu of any and all payments to which Mr. Ward would otherwise be entitled under the Salaried and Non-Represented Hourly Severance Plan or any successor plan.

          (iii) Mr. Ward shall be entitled to outplacement services provided by a firm of Mr. Ward's choice at a cost to the Company of up to fifteen percent of then current Base Salary plus one year of bonus computed as provided in Section 3(B)(ii). Further, commencing upon termination, Mr. Ward shall be entitled to receive any and all welfare benefits applicable to retirees, as though Mr. Ward had been eligible to retire and had retired as of the termination date at the age and with the years of service used to calculate the additional retirement benefit, pursuant to Section 3(B)(i) above.

          (iv) This Section 3(B) shall not in any way duplicate any benefit, or alter the manner in which or time at which benefits are paid, pursuant to any qualified plans maintained by the Company.

          In the event that benefits are paid to Mr. Ward under Section 3(B)(i)(b) of this Agreement, this Agreement shall, effective as of the date payment is made to Mr. Ward under this Agreement, operate as an amendment of each of the Cyprus Amax Minerals Company Full Retirement Benefit Plan for Certain Salaried Employees, the Cyprus Amax Company Restorative Benefits Plan for Salaried Employees, and the Cyprus Amax Minerals Company 415 Limitation Plan for Salaried Employees, which amendment provides that payment of such benefits under this agreement, to the extent such payments are equal to or in excess of the benefits accrued and payable under the respective Plan as of the date of Mr. Ward's termination of employment triggering such payment of benefits under this Agreement, constitute payment and satisfaction in full of any obligation the Company may have to pay benefits under the respective Plan.

          (v) To the extent legal counsel designated by the Company (which counsel may or may not be an employee of the Company) shall have determined that in his or her opinion to do so would neither (a) conflict, in effect, with the Management Incentive Program or any successor plan nor (b) violate or create any valid claim under any law or regulation (including any rule of any securities market) applicable to either the Company or Mr. Ward, the Company shall permit Mr. Ward to exercise stock options granted pursuant to the Program, or any successor plan, or stock appreciation rights, if any, granted in tandem with those options, for a period which shall end three years following such date of termination. Unless the matters shall have already been determined in a manner which the Company deems dispositive, if the Company gives notice of termination to Mr. Ward under Section 3(A)(ii) of this Agreement or receives notice of termination from Mr. Ward under Section 3(B) of this Agreement, the Company shall promptly request legal counsel to determine the matters specified in the preceding sentence and no payment, if any, shall be made to Mr. Ward pursuant to this paragraph (v) until such determination shall have been received by the Company.

     C. Survival. Notwithstanding the first textual paragraph of this Section 3, together with other Sections of this Agreement to the extent cross referenced therein, shall survive termination of this Agreement when it expires on August 1, 1997.

Notwithstanding the first textual paragraph of this Section 3, Section 3(B), together with other Sections of this Agreement to the extent cross reference thereas, shall survive any termination of this Agreement by the Company pursuant to 3(A)(ii).

Following such termination, the referenced provisions shall remain in effect until the Company and Mr. Ward may otherwise mutually agree.

4. Mr. Ward's Covenants. While employed by the Company pursuant to this Agreement, Mr. Ward agrees to perform faithfully and competently the duties of Co-Chairman or Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and such other duties as may be requested by the Board of Directors, which duties shall be commensurate generally with his duties as of the date of this Agreement, and to perform such services as typically are performed by persons holding such positions in comparable companies. Mr. Ward agrees to devote his full time and all of his attention and skill faithfully, diligently, and loyalty to the proper performance of his duties hereunder. Mr. Ward agrees to comply with all applicable laws and regulations materially affecting his position of which he is aware and to follow all lawful directions of the Company's Board of Directors. During the term of this Agreement, Mr. Ward agrees not to serve in any capacity with another company, partnership, or organization, or to retain any fees, income, profit, or compensation therefrom, if such activities would violate any conflict-of-interest policy adopted by the Company or if such company, partnership, or organization is a competitor of the Company in any of its operations.

Mr. Ward agrees that he will not divulge or appropriate for his own use, or for the use of any third party, any confidential, proprietary or sensitive information of a material nature (including without limitation, trade secrets, know-how, technical data including computer programs, financial data, customer or vendor lists, personnel information, planning data and projections, and any information received from third parties under disclosure restrictions), discovered, developed, or obtained by him during the course of his employment, concerning methods, processes, designs, equipment, and operating procedures of the Company, which confidentiality requirement shall survive the termination of this Agreement and Mr. Ward's employment hereunder for a period of three years. Mr. Ward hereby acknowledges the Company's right to possession of and title in and to all papers, documents, or other materials prepared by Mr. Ward or provided to him by reason of his employment by the Company. Upon termination of his employment, Mr. Ward shall promptly deliver to the Company all materials relating to the business of the Company which are in his possession or are under his control.

The Company and Mr. Ward agree that the remedies available at law for any breach by Mr. Ward of his covenants in this Section 4 will be inadequate and that the Company also shall be entitled to injunctive relief in any action brought to enforce those covenants.

5. Successors. This Agreement, and the rights and obligations created hereby, shall be binding upon and shall inure to the benefit of Cyprus Amax Minerals Company and all of its successors and assigns (whether by merger or otherwise).

6. Attorney's Fees and Interest. The Company shall reimburse Mr. Ward for any and all reasonable attorney's fees and expenses incurred by Mr. Ward in litigation in respect of this Agreement in which a final determination is made that the Company has breached any provision of the Agreement, and shall pay to Mr. Ward any and all prejudgment interest awarded for delayed payments by the Company under the Agreement.

7.   No Duplication of Payments.  The payments provided in sections 3(B)(i),
(ii) and (iii) hereof are not intended to be in addition to similar payments and benefits made under any other agreement, including any employment agreement covering a change of control. Accordingly, in such circumstances Mr. Ward shall be entitled to the larger of the payments and the better of the benefits under this Agreement or any other employment agreement but not to both.

8.   Miscellaneous.

     (a) The Agreement shall supersede any and all prior agreements of contracts between Mr. Ward and the Company concerning the subject matter hereof, including without limitation that letter agreement dated as of May 9, 1992 and that Employment Agreement dated as of May 14, 1992 between the parties hereto.

     (b) This Agreement may be rescinded, revoked, or amended only by a written instrument signed by both parties, with the approval of the Board of Directors. The failure of either party to insist upon strict compliance with any of the terms, conditions, and covenants hereof shall not be deemed a waiver of that or any similar right or power at any subsequent time.

     (c) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (d) Nothing in this Agreement shall be interpreted to limit the right of the Company to amend or terminate any existing or future benefit plan or program.

     (e) Any written notice required or permitted to be given hereunder is sufficient if sent by registered mail or delivered by hand, to the Company at its main place of business, or to Mr. Ward at his home address as reflected in Company records.

     (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (g) This Agreement is to be governed and construed in accordance with the laws of the state of Colorado, excluding any conflict of laws or provisions thereof which would cause the laws of any other state to be applicable hereto.

IN WITNESS WHEREOF, Mr. Ward has signed this Agreement, and the Company has caused its duly authorized representative to sign this Agreement, in each case as of the date first written above.

                              CYPRUS AMAX MINERALS COMPANY


                              By:
                                 -----------------------------------------
                                    Thomas V. Falkie
                                    Chairman, Compensation and Benefits
                                     Committee




                                    --------------------------------------
                                    Milton H. Ward

                                 EXHIBIT 10(i)

                          CYPRUS AMAX MINERALS COMPANY

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT made as of November 15, 1993 between Mr. Allen Born ("Mr. Born") and Cyprus Amax Minerals Company ("Cyprus Amax"), a Delaware corporation.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Cyprus Minerals Company and Amax, Inc. merged effective November 15, 1993 and the merged entity is named Cyprus Amax Minerals Company; and

     WHEREAS, Mr. Born was, among other positions, Chairman of Amax, Inc.; and

     WHEREAS, Cyprus Amax desires that, for two years, Mr. Born serve as the Co-Chairman of its Board of Directors and Chair the Executive Committee of its Board, and that he further serve on the Board as Vice Chairman for the balance of his current term; and

     WHEREAS, Cyprus Amax also desires that Mr. Born serve as a consultant commencing on the date hereof to assist during the integration of Cyprus Minerals Company and Amax, Inc. and their transition to one entity;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.   Scope of Work.
     -------------
     Mr. Born agrees to serve for two (2) years from November 15, 1993 as Co-Chairman of the Cyprus Amax Board and Chairman of its Executive Committee and thereafter to serve for the balance of his current term (which ends at the Annual Meeting in 1996) as Vice Chairman of the Cyprus Amax Board. Mr. Born further agrees to serve as a consultant to Cyprus Amax by rendering consulting services as requested from time to time by the Board of Directors of Cyprus Amax or by the President and Chief Executive Officer of Cyprus Amax. Such services may include review of, and advice and counsel on, organizational and operational matters, investment proposals, investor and shareholder relations matters and other specific matters as requested. Such services also may include advice pertaining to the integration into Cyprus Amax of the businesses, operations and personnel which came from Amax, Inc. Mr. Born personally will provide the services requested in a timely, professional manner. It is anticipated that Mr. Born shall devote such time as reasonably is required to perform the services requested of him.

2.   Term of Agreement.
     -----------------
     This agreement shall be for a term of three (3) years and shall expire on November 15, 1996. This Agreement may be terminated prior to the expiration of such date as follows:

     a. Automatically, upon Mr. Born's death or disability which renders Mr. Born incapable of performing his duties hereunder, in which event the obligations of Cyprus Amax hereunder shall cease, except that Cyprus Amax agrees to pay any unreimbursed expenses incurred by him pursuant to Paragraph 5 of this Agreement, to Mr. Born or Mr. Born's estate within thirty (30) days of such event, and also agrees to pay the installment of any compensation due Mr. Born for the month in which his death or disability occurs.

     b. By Mr. Born upon ninety (90) days' written notice to Cyprus Amax in which event there will be no further payments hereunder after the expiration of such ninety (90) day period and no termination pay.

     c. By Cyprus Amax's Board of Directors according to the provisions of Paragraph 7.

3.   Base Compensation.
     -----------------
     Cyprus Amax shall pay to Mr. Born three hundred thousand dollars ($300,000) annually for each of the three (3) years of this agreement. These payments shall be made in monthly installments of one twelfth (1/12) of the annual compensation and shall be paid in advance on the first business day of each calendar month.

4.   Additional Compensation.
     -----------------------
     In addition to the base compensation provided for under Paragraph 3, Mr. Born shall be entitled to receive director's fees paid to all non-employee members of the Board of Directors of Cyprus Amax, and to participate in any and all benefit plans applicable to non-employee directors of Cyprus Amax. The compensation, benefits and expenses provided for in Paragraphs 3, 4, and 5 herein shall constitute the entire obligation of Cyprus Amax to Mr. Born and he shall be due no further compensation, benefits, or expenses.

5.   Expenses.
     --------
     During the period that Mr. Born serves as Co-Chairman or Vice Chairman, he will be provided an office and secretarial services in the Cyprus Amax offices. At the end of this period, if Mr. Born is serving as a Director, a discussion will be held with the Board of Directors of the Company to seek their approval to continue providing such space and services. In addition, Cyprus Amax shall reimburse Mr. Born or shall pay directly on behalf of Mr. Born all reasonable and proper expenses incurred or paid by Mr. Born in connection with the performance of his services under this Agreement. As part of this, Mr. Born shall be entitled to first class air travel and all expenses shall be paid promptly upon the presentation to Cyprus Amax of expense statements or vouchers and such supporting information as Cyprus Amax reasonably may request.

6.   Non-Competition.
     ---------------
     Mr. Born agrees that during the term of this Agreement he will not accept any employment or consulting work from any other company engaged in any aspect of the minerals business, provided, however, Mr. Born shall be permitted to retain his current positions in Alumax Inc.

7.   Co-Chairman or Vice Chairman of the Board.
     -----------------------------------------
     The Board of Directors may elect to terminate this Agreement by removing Mr. Born from the position of Co-Chairman or Vice Chairman, in which case the Agreement shall terminate immediately and Cyprus Amax shall pay to Mr. Born within ten (10) days of such termination all amounts then owing him plus the amount that would be owed to Mr. Born as compensation were he to continue as a consultant for ninety (90) days subsequent to his termination. Such payment shall be in lieu of notice and shall satisfy all obligations of Cyprus Amax to Mr. Born.

8.   Miscellaneous.
     -------------
     a. This Agreement shall inure to the benefit of and be binding upon Cyprus Amax, its successors and assigns. Unless otherwise provided for herein, Mr. Born's rights and obligations hereunder are personal and not subject to transfer or assignment.

     b. This Agreement represents the entire understanding of the parties hereto, supersedes any and all other and prior agreements between the parties, and the terms and provisions of this Agreement may not be modified or amended, except in writing.

     c. This Agreement and all matters relating to it shall be governed by the laws of the State of Colorado.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.



                                    CYPRUS AMAX MINERALS COMPANY



                                    By:
                                        ------------------------------------
                                        Chairman, President, and
                                        Chief Executive Officer
ATTEST:


- ----------------------------------------
Philip C. Wolf
Senior Vice President, General Counsel
and Secretary


                                        ------------------------------------
                                        Mr. Allen Born

                                 EXHIBIT 10(i)

                          CYPRUS AMAX MINERALS COMPANY

                                   AGREEMENT

   This Agreement (the "Agreement") is entered into as of this ___ day of _________, 1993, by and between Cyprus Minerals Company (the "Company"), a Delaware corporation and __________________________ (the "Employee").

                                    Recitals
                                    --------

   Whereas, the Company and the Employee are parties to an Employment Agreement dated ____________________, 19__ (the "Employment Agreement") and an Employment Agreement dated ________________, 19__ that is effective upon a Change of Control of the Company (the "Change of Control Agreement"), and

   Now, therefore, in consideration of the undertakings and the payments herein set forth, the Company and the Employee mutually agree as follows:

   1. Definitions.  For purposes of this Agreement, the following words shall
      ------------
have the following meanings:

      "Annual Bonus" means the target bonus payable to the Employee for the year in question under The Salaried Incentive Plan of Cyprus Minerals Company.

      "Base Salary" means as of any date of determination, the annual rate of compensation being paid to the Employee for services performed by the Employee for the Company, excluding amounts payable to the Employee for the account of the Employee under Company benefit plans or programs (including, without limitation, retirement, savings, vacation, life insurance, medical, dental and disability plans or programs) or under Company special compensation plans or programs (including, without limitation, bonus and stock option or stock grant plans or programs).

      "Cause" means (a) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board of Directors of the Company or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Employee has not substantially performed the Employee's duties, or (b) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

      "Change of Control" means any of the following events:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection
(c) below; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, either (A)(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, and (B) no Person (excluding such corporation resulting from such Business Combination, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination; or

         (d)  A complete liquidation or dissolution of the Company.

      "Disability" means an incapacitating condition which in the Company's reasonable judgment will materially and adversely interfere with the Employee's performance of assigned duties for a period in excess of six months.

      "Effective Date" means date on which the merger is consummated.

      "Fair Market Value" means with respect to a share of Restricted Stock the average closing prices of Cyprus common stock on the New York Stock Exchange Composite Index for the ten trading days following the consummation of the merger of AMAX Inc. with and into the Company, and with respect to a Stock Option, Fair Market Value as provided in the MIP as of the date of the grant.

      "Good Reason" means any of the following:

         (a) a material diminution in the Employee's position, authority, duties or responsibilities;

         (b) The Company's requiring the Employee to be relocated more than 50 miles; or

         (c) a reduction in Base Salary of more than 10 percent or a material reduction in Employee benefits unless such a reduction is generally applicable to all other Officers.

      "MIP" means the Amended and Restated Management Incentive Program of Cyprus Minerals Company and its Participating Subsidiaries.

      "Retirement" means termination of an Employee's employment in a manner entitling the Employee to an immediate early or normal retirement benefit under the Retirement Plan for Salaried Employees of Cyprus Minerals Company.

   2. Restricted Stock and Stock Option Grant.  The Company shall grant the
      ----------------------------------------
Employee a number of shares of restricted stock with a Fair Market Value of $______________ (the "Restricted Stock") and a number of shares subject to a nonqualified stock option such that the fair market value of such option, as determined by the Company on the basis of an accepted financial model is $____________ (the "Stock Option"), each on the terms set forth below. Such grants shall be made on January 3, 1994.

         (a) The Restricted Stock shall be granted pursuant to the MIP and shall vest ratably over a 4 year period (the "Restriction Period") from the date of grant, 25 percent per year, such vesting to occur on the first, second, third and fourth anniversaries of the date of grant. In the event it becomes permissible for the Company to do so, it will amend the date of the vesting of the Restricted Stock to the anniversary of the Effective Date to the extent such dates have not yet occurred. In the event of a termination of the Employee's employment by the Company for Cause or by the Employee without Good Reason during the Restriction Period, all shares of Restricted Stock granted hereunder not previously vested shall be forfeited. In the event of a termination of the Employee's employment by reason of death, Disability or Retirement, a termination by the Company without Cause or by the Employee for Good Reason, or in the event of a Change of Control, all restrictions to which the Restricted Stock is then subject shall lapse and all shares of Restricted Stock shall be fully vested.

         (b) The Stock Option shall be granted pursuant to the MIP and shall vest ratably over a 4 year period (the "Option Restriction Period") from the Effective Date, becoming exercisable with respect to 25 percent of the stock subject to the Stock Option each year, such vesting to occur on the first, second, third and fourth anniversaries of the Effective Date. The Stock Option shall have an exercise price equal to the Fair Market Value of the stock subject to the Stock Option on the date of grant. In the event of a termination of the Employee's employment by the Company for Cause or by the Employee without Good Reason during the Option Restriction Period, the Stock Option granted hereunder shall be forfeited with respect to those shares of stock with respect to which the Stock Option is not then exercisable. In the event of a termination of the Employee's employment by

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

reason of death, Disability or Retirement, a termination by the Company without Cause or by the Employee for Good Reason, or in the event of a Change of Control, the Stock Option shall become immediately exercisable with respect to all of the stock subject to the Stock Option, and shall remain exercisable following such termination for the lesser of (x) three years after the date of termination and (y) the expiration of the stock option in accordance with its terms.

         (c) In the event of a termination of the Employee's employment by reason of death, Disability, or a termination by the Company without Cause or by the Employee for Good Reason, which termination occurs after the Effective Date but prior to the date of the Restricted Stock and Stock Option grants as provided above, the Company shall, in lieu of such Restricted Stock and Stock Option grants and the benefits specified in Section 3 (i) hereof, pay in cash to the Employee, or to the estate of the Employee as the case may be, the amounts provided for in Sections 2, 3(i)(a), 3(i)(b), 3(ii) as applicable, and 5 herein.

   3. Benefits upon Termination.  In the event the Employee's employment is
      -------------------------
terminated by the Company due to death or Disability; or by the Company without Cause or in the event that the Employee terminates employment for Good Reason:

      (i) Company shall pay the Employee, immediately upon termination of the Employee's employment:

         (a) a lump sum amount which shall be computed on the basis of the definition of actuarial equivalent specified in the Retirement Plan for Salaried Employees of Cyprus Minerals Company ("Retirement Plan"), equal to the additional retirement benefit that would have been received by the Employee under the Retirement Plan, and

         (b) the full benefit that would have been received under the Cyprus Minerals Company Full Retirement Benefit Plan for Certain Salaried Employees, Cyprus Minerals Company Restorative Benefits Plan for Salaried Employees, and Cyprus Minerals Company 415 Limitation Plan for Salaried Employees, or such benefits under successor plans, if applicable, in each case calculated for all purposes as if the Employee had remained in the employment of the Company for an additional eighteen months following the date of termination plus a period extending until said Employee would first have been eligible to retire and receive an immediately payable benefit under the Retirement Plan and as if the Employee retired as of that date and elected to receive payment immediately upon termination (provided that if the Employee is already eligible to retire under
             --------
the Retirement Plan and receive an immediately payable benefit, no additional age or years of service beyond the eighteen month period will be included for purposes of calculating this payment). Such calculation of benefit shall be based on the higher of the average of the final five complete calendar years of the Employee's compensation preceding termination or the Employee's compensation for the calendar year preceding the year of termination, as the term "compensation" is defined in the applicable plans. For purposes of computing the additional benefit under the Full Retirement Benefit Plan, the additional Full Retirement Benefit Plan credited service computation will include the additional period of Benefit Service deemed to have been credited under the Retirement Plan for purposes of computing the additional benefits under the Retirement Plan.

      (ii) The Employee shall be entitled to outplacement services provided by a firm of Employee's choice at a cost to the Company of up to 15 percent of the Employee's then current Base Salary plus Annual Bonus. Further, commencing upon termination, the Employee shall be entitled to receive any and all welfare benefits applicable to retirees, as though the Employee had been eligible to retire and had retired as of the termination date at the age and with the years of service used to calculate the additional retirement benefit, pursuant to section above.

      (iii) This Section 3 shall not in any way duplicate any benefit, or alter the manner in which or time at which benefits are paid, pursuant to any qualified plans maintained by the Company.

      In the event that benefits are paid to the Employee under Section 3(i)(b) of this Agreement, this Agreement shall, effective as of the date payment is made to the Employee under this Agreement, operate as an amendment of each of the Cyprus Minerals Company Full Retirement Benefit Plan for Certain Salaried Employees, the Cyprus Minerals Company Restorative Benefits Plan for Salaried Employees, and the Cyprus Minerals Company 415 Limitation Plan for Salaried Employees, which amendment provides that payment of such benefits under this Agreement, to the extent such payments are equal to or in excess of the benefits accrued and payable under the respective Plan as of the date of the Employee's termination of employment triggering such payment of benefits under this Agreement, constitute payment and satisfaction in full of any obligation the Company may have to pay benefits under the respective Plan.

   4. Termination of Agreements.  On the Effective Date, the Employment
      --------------------------
Agreement and the Change of Control Agreement shall terminate and the Employee shall have no rights and the Company shall have no obligations under the Employment Agreement and the Change of Control Agreement, including any provisions that purport to survive the termination of such agreements. This Agreement shall be of no force and effect until the Effective Date.

   5. Certain Additional Payments.  While the Employee and the Company intend
      ----------------------------
that no payments made under this Agreement will be subject to Section 280G and
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations under this Section 5 shall be made by Price Waterhouse & Co.

   6. Successors.  This Agreement, and the rights and obligations created
      ----------
hereby, shall be binding upon and shall inure to the benefit of Cyprus Minerals Company and all of its successors and assigns (whether by merger or otherwise).

   7. Attorney's Fees and Interest.  The Company shall reimburse the Employee
      ----------------------------
for any and all reasonable attorney's fees and expenses reasonably incurred by the Employee in asserting the Employee's rights under this Agreement (other than any such fees incurred with respect to a claim brought in bad faith), and shall pay to the Employee any and all prejudgment interest awarded for delayed payments by the Company under the Agreement.

   8. Miscellaneous.
      -------------

      (a) This Agreement may be rescinded, revoked, or amended only by a written instrument signed by both parties. The failure of either party to insist upon strict compliance with any of the terms, conditions, and covenants hereof shall not be deemed a waiver of that or any similar right or power at any subsequent time.

      (b) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (c) Nothing in this Agreement shall be interpreted to limit the right of the Company to amend or terminate any existing or future benefit plan or program.

      (d) Any written notice required or permitted to be given hereunder is sufficient if sent by registered mail or delivered by hand, to the Company at its main place of business, or to the Employee at the home address of the Employee as reflected in Company records.

      (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (f) This Agreement is to be governed and construed in accordance with the laws of the state of Colorado, excluding any conflict of laws or provisions thereof which would cause the laws of any other state to be applicable hereto.

      (g) Any reference to any plan or arrangement of the Company or its subsidiaries shall include any successor plan or arrangement.


   IN WITNESS WHEREOF, the Employee has signed this Agreement, and the Company has caused its duly authorized representative to sign this Agreement, in each case as of the date first written above.


                                     CYPRUS MINERALS COMPANY


                                     By:
                                         -----------------------------------


                                     EMPLOYEE


                                     ---------------------------------------

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